UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 25, 2005

Gregg Appliances, Inc.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-126486

Indiana	35-1049508
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street

Indianapolis, IN 46240

(Address of Principal Executive Offices, Including Zip Code)

(317) 848-8710

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2005, Gregg Appliances, Inc. (the “Company”) entered into a Severance Agreement (the “Severance Agreement”) with Don Van der Wiel pursuant to which Mr. Van der Wiel was employed as Chief Financial Officer of the Company effective October 31, 2005. The Severance Agreement is attached hereto as Exhibit 10.1.

Under the terms of the Severance Agreement, Mr. Van der Wiel will receive an annual salary of $225,000. Mr. Van der Wiel will be eligible to receive a bonus target of $200,000 per year paid annually based on achieving specific company goals. For the period beginning on October 31, 2005 and ending March 31, 2006, Mr. Van der Wiel will be guaranteed a minimum bonus of $100,000. In the event that Mr. Van der Wiel’s employment is terminated by the Company (other than for cause), Mr. Van der Wiel shall be entitled to receive his then current base salary for a period of twelve-months following his departure date.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2005, the Company issued a press release announcing that it has named Don Van der Wiel to the position of Chief Financial Officer effective October 31, 2005. Mr. Van der Wiel, 45, will be replacing Michael D. Stout, who has been promoted to Chief Administrative Officer effective October 31, 2005.

Mr. Van der Wiel served as Vice President of Finance for Buffets Holdings, Inc. from 2004 to the present and as Vice President, Controller from 2001 to 2004 overseeing the accounting and finance departments of the Company. Buffets Holdings, Inc. is an operator of approximately 370 buffet restaurants primarily operated under the names of Old Country Buffet and HomeTown Buffet with annual sales of $927 million. Mr. Van der Wiel also served as Controller from 1999 to 2001 of Things Remembered, Inc., a specialty retail chain that is a subsidiary of publicly traded Cole National Corporation. From 1997 to 1999, Mr. Van der Wiel served as Vice President of Finance for the retail division of The William Carter Company, a children’s apparel retailer. Mr. Van der Wiel also served in various financial capacities from 1989 to 1997 at Sears, Roebuck and Co.

Mr. Stout, a 27-year veteran of the Company, has held the office of Chief Financial Officer since 1997 to the present while also overseeing the operations of the Company. As Chief Administrative Officer, Mr. Stout will devote his full time overseeing the operations of the Company.

A press release announcing the organizational changes is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Severance Agreement between Gregg Appliances, Inc. and Donald J.B. Van der Wiel

99.1	Pressrelease of Gregg Appliances, Inc. dated October 25, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on.

GREGG APPLIANCES, INC.

By: /s/ JERRY W. THROGMARTIN

Jerry W. Throgmartin

Chief Executive Officer

Date: October 25, 2005